Exhibit 3.4

BROOKFIELD PROPERTY L.P.

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Brookfield BPY Holdings Inc.

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EACH PERSON WHO IS ADMITTED TO THE PARTNERSHIP AS A LIMITED PARTNER FROM TIME TO TIME

LIMITED PARTNERSHIP AGREEMENT

OF Brookfield Property Preferred L.P.

April 13, 2021

Table of Contents

Article 1 interpretation		1
1.1	Definitions	1
1.2	Headings and Table of Contents	7
1.3	Interpretation	8
1.4	Invalidity of Provisions	8
1.5	Entire Agreement	9
1.6	Waiver, Amendment	9
1.7	Governing Law; Submission to Jurisdiction	9
Article 2 ORGANIZATIONAL MATTERS		10
2.1	Formation	10
2.2	Certificate of Particulars of a Limited Partnership; Certificate of Particulars of an Exempted Partnership	10
2.3	Purpose	10
2.4	Powers	10
2.5	Name	10
2.6	Registered Office; Principal Office	11
2.7	Resident Representative	11
2.8	Power of Attorney	11
2.9	Term	13
Article 3 CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS		13
3.1	Formation of the Partnership	13
3.2	Capital	13
3.3	Interest and Withdrawal	13
3.4	Issuances of Additional Partnership Interests	13
3.5	Pre-emptive Rights	14
3.6	Splits and Combinations	14
3.7	Fully Paid and Non-Assessable Nature of Units	15
Article 4 ALLOCATIONS AND DISTRIBUTIONS		15
4.1	Determination of Net Income or Loss	15
4.2	General Allocations	16
4.3	No Right to Withdraw Accounts	16
4.4	Allocations for Tax Purposes	16
4.5	Currency Translation	17
4.6	Distributions	17
4.7	Prohibition on Distributions	18
Article 5 MANAGEMENT AND OPERATION OF PARTNERSHIP		18
5.1	Management	18
5.2	Restrictions on General Partner’s Authority	19
5.3	Reimbursement of Partnership Expenses	19
5.4	Outside Activities	20
5.5	Disclosure of Interests	21

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5.6	Indemnification	21
5.7	Other Matters Concerning the General Partner	23
5.8	Title to Partnership Assets	24
5.9	Purchase or Sale of Units	24
5.10	Reliance by Third Parties	25
Article 6 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS		25
6.1	Limitation of Liability	25
6.2	Management of Partnership Affairs	25
6.3	Outside Activities	26
Article 7 BOOKS, RECORDS, ACCOUNTING AND REPORTS		26
7.1	Books, Records and Accounting	26
7.2	Fiscal Year	26
7.3	Reports	26
Article 8 TAX MATTERS		27
8.1	Tax Information	27
8.2	Preparation of Tax Returns	27
8.3	Tax Elections	27
8.4	Tax Controversies	28
8.5	Withholding	28
8.6	Election to be Treated as a Corporation	28
Article 9 Certificates; Record Holders; Transfers of Partnership INTERESTS		29
9.1	Certificates	29
9.2	Mutilated, Destroyed, Lost or Stolen Certificates	29
9.3	Record Holder	30
9.4	Transfer Generally	30
9.5	Registration and Transfer of Units	31
9.6	Transfer of General Partner Units	32
9.7	Restrictions on Transfers	32
Article 10 ADMISSION OF additional or successor PARTNERS		33
10.1	Admission of Additional Limited Partners	33
10.2	Admission of Successor General Partner	34
Article 11 WITHDRAWAL OF PARTNERS		34
11.1	Withdrawal of the General Partner	34
11.2	Interest of Departing General Partner and Successor General Partner	35
11.3	Withdrawal of Limited Partners	36
Article 12 Termination of the Partnership		36
12.1	General	36
12.2	Dissolution	37
12.3	Liquidation	37
12.4	Distributions in Kind	39

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12.5	Cancellation of Certificate of Limited Partnership	39
12.6	Reasonable Time for Winding Up	39
12.7	Return of Capital	39
12.8	Waiver of Partition	39
Article 13 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE		40
13.1	Amendment to be Adopted Solely by General Partner	40
13.2	Amendment Procedures	41
13.3	Amendment Requirements	42
13.4	Meetings	43
13.5	Notice of Meeting	43
13.6	Record Date	43
13.7	Adjournment	43
13.8	Quorum	44
13.9	Conduct of Meeting	44
13.10	Action Without a Meeting	45
13.11	Voting and Other Rights	45
Article 14 GENERAL PROVISIONS		46
14.1	Enurement	46
14.2	Notices	46
14.3	Further Assurances	47
14.4	Counterparts	47

LIMITED PARTNERSHIP AGREEMENT OF Brookfield Property Preferred L.P.

THIS AGREEMENT is made as of the 13th day of April, 2021 among BROOKFIELD PROPERTY L.P. (the “General Partner”), an exempted limited partnership existing under the laws of Bermuda, as the general partner, Brookfield BPY Holdings Inc., a corporation existing under the laws of the Province of Ontario, as the initial limited partner (the “Initial Limited Partner”), and each person who is admitted to the Partnership (as hereinafter defined) as a limited partner in accordance with the provisions of this Agreement.

NOW THEREFORE in consideration of the premises, mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree, each with the others, as follows:

Article 1
interpretation

1.1	Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

1.1.1.	“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person;

1.1.2.	“Agreement” means this Limited Partnership Agreement of Brookfield Property Preferred L.P.;

1.1.3.	“Assets” means all assets, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership (or by the General Partner, one or more of its Affiliates or one or more nominees for the benefit of the Partnership, in each case in accordance with Section 5.8) or acquired by the General Partner for the account of the Partnership in the course of carrying on the activities of the Partnership;

1.1.4.	“Brookfield” means Brookfield Asset Management Inc.;

1.1.5.	“Business Day” means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in Bermuda, the Province of Ontario, or the State of New York;

1.1.6.	“Canadian Tax Purposes” means for the purposes of determining liability for Tax pursuant to Canadian federal and provincial Tax Laws;

1.1.7.	“Capital Contribution” means the amount of capital contributed to the Partnership by each Record Holder (or a Person from which the Record Holder purchased or acquired its Partnership Interests) in respect of the Partnership Interests purchased or acquired by or issued to that Record Holder;

1.1.8.	“Certificate” means a certificate issued by the Partnership evidencing ownership of one or more Units or any other Partnership Interests, or of options, rights, warrants or appreciation rights relating to Partnership Interests, in such form as may be adopted by the General Partner from time to time;

1.1.9.	“Certificate of Exempted Partnership” has the meaning assigned to such term in Section 2.2;

1.1.10.	“Certificate of Limited Partnership” has the meaning assigned to such term in Section 2.2;

1.1.11.	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder, and any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provisions of future law;

1.1.12.	“Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example, the status of A being the general partner of B) or by virtue of the beneficial ownership of or control over a majority of the voting interests in B; and, for certainty and without limitation, if A owns or has control over shares or other securities to which are attached more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B, or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose; and the term “Controlled” has the corresponding meaning;

1.1.13.	“Departing General Partner” means a former General Partner, from and after the effective date of any withdrawal of such former General Partner pursuant to Section 11.1;

1.1.14.	“Equity Unit” means a limited partnership interest in the Partnership representing a fractional part of all the limited partner interests in the Partnership, other than a Preferred Unit;

1.1.15.	“Event of Withdrawal” has the meaning assigned to such term in Section 11.1.1;

1.1.16.	“Exempted Partnerships Act” means the Exempted Partnerships Act 1992 (Bermuda);

1.1.17.	“fiscal year” as such term relates to the Partnership shall be the fiscal year of the Partnership as determined in accordance with Section 7.2;

1.1.18.	“General Partner” means Brookfield Property L.P., an exempted limited partnership existing under the laws of Bermuda, and includes any person who becomes a successor or replacement general partner of the Partnership pursuant to the terms of this Agreement after the date hereof;

1.1.19.	“General Partner Partnership Agreement” means the Fourth Amended and Restated Limited Partnership Agreement of the General Partner, dated as of February 20, 2019, as amended by a First Amendment dated as of March 21, 2019, as amended by a Second Amendment dated as of April 28, 2019, as amended by a Third Amendment dated as of August 20, 2019, as amended by a Fourth Amendment dated as of February 18, 2020 and as amended by a Fifth Amendment dated as of April 21, 2020;

1.1.20.	“General Partner Units” means the interests in the Partnership owned by the General Partner, having the rights and obligations specified in this Agreement, and which are designated as General Partner Units;

1.1.21.	“Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s), director(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of each general partner or managing partner of such partnership, respectively, that serves a similar function (or if any such general partner is itself a partnership, the board, committee or other body of such general or managing partner’s general or managing partner that serves a similar function), and (iv) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of (i) through (iv) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer or managing director;

1.1.22.	“Governing Instruments” means (i) the Memorandum of Association and Bye-laws in the case of any exempted company existing under the Laws of Bermuda, (ii) the certificate of incorporation, amalgamation or continuance, as applicable, and bylaws in the case of a corporation, (iii) the memorandum and articles of association and by-laws, as applicable, in the case of a limited company, (iv) the partnership agreement in the case of a partnership, (v) the articles of formation and operating agreement in the case of a limited liability company, (vi) the trust instrument in the case of a trust, and (vii) any other similar governing document under which an entity was organized, formed or created and operates, in each case as amended, supplemented or otherwise modified from time to time;

1.1.23.	“Governmental Authority” means any (i) international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) self-regulatory organization or stock exchange, (iii) subdivision, agent, commission, board, or authority of any of the foregoing, or (iv) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

1.1.24.	“Holding Entities” means BPY Bermuda Holdings Limited, Brookfield Property REIT Inc., BP US REIT LLC, BPY Bermuda IV Holdings LP, BPY Bermuda Holdings II Limited, BPY Bermuda New Holdings Limited, BPY Bermuda Holdings IV Limited, BPY Bermuda Holdings 1A Ltd., BPY Bermuda Holdings V Limited, BPY Bermuda Holdings VI Limited, BPY Bermuda Holdings VII Limited, Brookfield BPY Holdings Inc., Brookfield BPY Property Holdings I LLC, Brookfield BPY Retail Holdings I LLC, Brookfield BPY Retail Holdings II Inc., BNYC REIT II LLC, BOPA Trustee Ltd., and BPR Holding REIT I LLC and any other primary holding Subsidiaries of the General Partner created or acquired after the date of this Agreement though which the General Partner indirectly holds its interest in the Operating Entities, excluding, for greater certainty, any Operating Entities;

1.1.25.	“IFRS-IASB” means International Financial Reporting Standards as issued by the International Accounting Standards Board consistently applied or such other applicable accounting principles;

1.1.26.	“Income for Canadian Tax Purposes” means, in respect of any fiscal year of the Partnership, the income of the Partnership for that fiscal year, determined in accordance with the Income Tax Act;

1.1.27.	“Income Tax Act” means the Income Tax Act (Canada);

1.1.28.	“Indemnified Party” has the meaning assigned to such term in Section 5.6.1;

1.1.29.	“Initial GP Capital Contribution” has the meaning assigned to such term in Section 3.2;

1.1.30.	“Initial Limited Partner” means Brookfield BPY Holdings Inc.;

1.1.31.	“Initial LP Capital Contribution” has the meaning assigned to such term in Section 3.2;

1.1.32.	“Interested Party” has the meaning assigned to such term in Section 5.5.1;

1.1.33.	“Laws” means any and all applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, principles of common and civil law and equity, rules, regulations and municipal by-laws, whether domestic, foreign or international, (ii) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, and awards of any Governmental Authority, and (iii) policies, practices and guidelines of any Governmental Authority which, although not actually having the force of law, are considered by such Governmental Authority as requiring compliance as if having the force of law; and the term “applicable”, with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities at the relevant time and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

1.1.34.	“Liabilities” has the meaning assigned to such term in Section 5.6.1;

1.1.35.	“Limited Partner” means a Person who is the direct beneficial owner of a Unit, without regard to the Record Holder (unless the Record Holder is such Person), and includes holders of Preferred Units;

1.1.36.	“Limited Partnership Act” means the Limited Partnership Act 1883 (Bermuda);

1.1.37.	“Liquidator” means the General Partner or other Person approved pursuant to Section 12.3 who performs the functions described therein;

1.1.38.	“Loss for Canadian Tax Purposes” means, in respect of any fiscal year of the Partnership, the loss of the Partnership for that fiscal year, determined in accordance with the Income Tax Act;

1.1.39.	“Notice” has the meaning assigned to such term in Section 14.2;

1.1.40.	“Operating Entities” means, from time to time, the Persons in which the Holding Entities, directly or indirectly, hold interests and that (i) directly hold real estate assets, or (ii) indirectly hold real estate assets but all of the interests of which are not held, directly or indirectly, by the Holding Entities, other than, in the case of each of (i) and (ii), any Person in which the Holding Entities, directly or indirectly, hold interests for investment purposes only of less than 5% of the outstanding equity securities of that Person;

1.1.41.	“Opinion of Counsel” means a written opinion of counsel acceptable to the General Partner;

1.1.42.	“Outstanding” means, with respect to Units or Partnership Interests, all Units or Partnership Interests that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination;

1.1.43.	“Partner” means the General Partner or a Limited Partner;

1.1.44.	“Partnership” means Brookfield Property Preferred L.P., the limited partnership heretofore formed and continued pursuant to this Agreement;

1.1.45.	“Partnership Interest” means any partnership interest, including any General Partner Unit, Equity Unit or Preferred Unit;

1.1.46.	“Partnership Representative” has the meaning assigned to such term in Section 8.4.1;

1.1.47.	“Percentage Interest” means, as of the date of such determination, (i) as to the General Partner and all the Limited Partners (other than holders of Preferred Units), the quotient of the number of Partnership Interests (other than Preferred Units) held by a Partner divided by the total number of all Partnership Interests (other than Preferred Units) then outstanding, expressed as a percentage; and (ii) as to any Limited Partner in respect of Preferred Units, the Percentage Interest shall at all times be zero;[1]

1.1.48.	“Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability corporation, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, Governmental Authority or other entity however designated or constituted and pronouns have a similarly extended meaning;

1.1.49.	“Preferred Unit” means a limited partnership interest in the Partnership having the rights and obligations specified in this Agreement and that is designated as a Preferred Unit from time to time, with the specific terms of each class and/or series of Preferred Units to be set out in a Schedule to this Agreement;

1.1.50.	“Preferred Unitholder” means a holder of Preferred Units;

1.1.51.	“Quarter” means a calendar quarter ending on the last day of March, June, September or December;

1.1.52.	“Record Date” means the date established by the General Partner for determining (i) the identity of Record Holders entitled to notice of any meeting of Limited Partners or entitled to consent to a Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners, or (ii) the identity of Record Holders entitled to receive any report or distribution;

1.1.53.	“Record Holder” means, as of any particular Business Day, the Person in whose name a Unit is registered on the books of the Transfer Agent as of the opening of business on such Business Day, or with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day;

1.1.54.	“Securities Exchange” means any stock exchange on which Units or other Partnership Interests are or will be listed for trading;

1.1.55.	“Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

1 Brookfield to confirm this definition is ok.

1.1.56.	“Subsidiary” means, with respect to any Person, (i) any other Person that is directly or indirectly Controlled by such Person, (ii) any trust in which such Person holds all of the beneficial interests, or (iii) any partnership, limited liability company or similar entity in which such Person holds all of the interests other than the interests of any general partner, managing member or similar Person;

1.1.57.	“Tax” means all forms of taxation, whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, national, federal, state, provincial, local governmental or municipal impositions, duties, contributions and levies (including social security contributions, national insurance contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any Person, and all penalties, charges, costs and interest relating thereto;

1.1.58.	“transfer” has the meaning assigned to such term in Section 9.4;

1.1.59.	“Transfer Agent” means the transfer agent duly appointed by the Partnership to act as registrar and transfer agent for the Units, from time to time;

1.1.60.	“Treasury Regulations” means the Income Tax Regulations promulgated under the Code, as amended from time to time;

1.1.61.	“Uncertificated” means, in respect of any Partnership Interest, a unit of a Partnership Interest, title to which is recorded on the relevant register of interests as being held in uncertificated form, and title to which may be transferred by means of any clearing system established for the Partnership or by any means accepted or approved by the General Partner;

1.1.62.	“Unit” means any Equity Unit or Preferred Unit; and

1.1.63.	“Withdrawal Opinion of Counsel” an Opinion of Counsel that withdrawal of the General Partner (following the selection of the successor general partner) will not (i) result in the loss of the limited liability of any Limited Partner, (ii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for tax purposes (to the extent not previously treated as such), or (iii) cause the Partnership to become an “investment company” under the U.S. Investment Company Act of 1940, as amended, or similar legislation in other jurisdictions.

1.2	Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.3	Interpretation

In this Agreement, unless the context otherwise requires:

1.3.1.            words importing the singular shall include the plural and vice versa, words importing gender shall include all genders or the neuter, and words importing the neuter shall include all genders;

1.3.2.            the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

1.3.3.            references to any Person include such Person’s successors and permitted assigns;

1.3.4.            except as otherwise provided in this Agreement, any reference in this Agreement to a statute, regulation, policy, rule or instrument shall include, and shall be deemed to be a reference also to, all rules and regulations made under such statute, in the case of a statute, to all amendments made to such statute, regulation, policy, rule or instrument, and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

1.3.5.            any reference to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified;

1.3.6.            in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day; and

1.3.7.            except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in U.S. currency.

1.4	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable Law, the parties waive any provision of Law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.5	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement hereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.6	Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right.

1.7	Governing Law; Submission to Jurisdiction

This Agreement will be governed by and construed in accordance with the laws of Bermuda. Each of the Partners (other than governmental entities prohibited from submitting to the jurisdiction of a particular jurisdiction) will submit to the non-exclusive jurisdiction of any court in Bermuda in any dispute, suit, action or proceeding arising out of or relating to this Agreement. Each Partner waives, to the fullest extent permitted by Law, any immunity from jurisdiction of any such court or from any legal process therein and further waives, to the fullest extent permitted by Law, any claim of inconvenient forum, improper venue or that any such court does not have jurisdiction over the Partner. Any final judgment against a Partner in any proceedings brought in any court in Bermuda will be conclusive and binding upon the Partner and may be enforced in the courts of any other jurisdiction of which the Partner is or may be subject, by suit upon such judgment. The foregoing submission to jurisdiction and waivers will survive the dissolution, liquidation, winding up and termination of the Partnership.

Article 2
ORGANIZATIONAL MATTERS

2.1	Formation

The Partnership is formed as an exempted limited partnership pursuant to the provisions of the Limited Partnership Act and the Exempted Partnerships Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Limited Partnership Act and the Exempted Partnerships Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in any specific Partnership property.

2.2	Certificate of Particulars of a Limited Partnership; Certificate of Particulars of an Exempted Partnership

The General Partner shall file a Certificate of Particulars of a Limited Partnership (the “Certificate of Limited Partnership”) and a Certificate of Particulars of an Exempted Partnership (the “Certificate of Exempted Partnership”) and the Partners shall take such further action as shall be appropriate to comply with all requirement of the formation and operation of an exempted limited partnership in Bermuda, and all other jurisdictions where the Partnership may elect to do business.

2.3	Purpose

The primary purpose of this Partnership is to: (i) acquire, hold, transfer, sell, dispose of, exchange, vote or otherwise exercise all rights, power, privileges and other incidents of ownership or possession with respect to securities, investments and other partnership property; and (ii) to engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purposes and that is not forbidden by the law of the jurisdiction in which the Partnership engages in that business. The Partnership may also engage in or participate in any other lawful activities in which limited partnerships formed in Bermuda may engage or participate.

2.4	Powers

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and activities described in Section 2.3 and for the protection and benefit of the Partnership.

2.5	Name

The name of the Partnership shall be “Brookfield Property Preferred L.P.” The Partnership’s activities and affairs may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership”, “L.P.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the Laws of any jurisdiction that so requires. Subject to compliance with the requirements of the Limited Partnership Act and the Exempted Partnerships Act, the General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Record Holders of such change in the next regular communication to Record Holders.

If the General Partner ceases to be the general partner of the Partnership and the new general partner is not an Affiliate of Brookfield, the Partnership shall change its name so that it does not include “Brookfield” and could not be capable of confusion in any way with such name. This obligation shall be enforceable and waivable by the General Partner notwithstanding that it may have ceased to be the general partner of the Partnership.

2.6	Registered Office; Principal Office

Unless and until changed by the General Partner, the registered office of the Partnership shall be located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda. The head office of the Partnership and the General Partner shall be 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, or such other place as the General Partner may from time to time designate by notice to the Record Holders. The Partnership may maintain offices at such other place or places within Bermuda as the General Partner deems necessary or appropriate.

2.7	Resident Representative

The resident representative of the Partnership shall be Jane Sheere, 73 Front Street, 5th Floor, Hamilton HM12, Bermuda, or such other person as may be appointed by the General Partner.

2.8	Power of Attorney

2.8.1.	Each Limited Partner hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to:

2.8.1.1	execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (i) all certificates, documents and other instruments (including this Agreement, the Certificate of Limited Partnership and the Certificate of Exempted Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as an exempted limited partnership (or a partnership in which the limited partners have limited liability) in Bermuda and in all other jurisdictions in which the Partnership may conduct activities and affairs or own property; (ii) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (iii) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (iv) all certificates, documents and other instruments relating to the admission or withdrawal of any Partner pursuant to, or other events described in, Article 10 or Article 11 or to the Capital Contribution of any Partner; (v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units or other Partnership Interests issued pursuant to Section 3.4; and (vi) any tax election with any Limited Partner or General Partner on behalf of the Partnership and/or all Partners; and

2.8.1.2	execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this Section 2.8.1.2 only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.8.1 shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 13 or as may be otherwise expressly provided for in this Agreement.

2.8.2.	The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or the transfer of all or any portion of such Limited Partner’s Partnership Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each Limited Partner hereby waives any and all defenses that may be available to it to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

2.9	Term

2.9.1.	The term of the Partnership shall commence on the date that is the later of the date of registration of the Certificate of Limited Partnership and the date of registration of the Certificate of Exempted Partnership and shall continue in perpetual existence until the termination of the Partnership in accordance with the provisions of Section 12.1.

Article 3
CAPITAL CONTRIBUTIONS AND
ISSUANCE OF PARTNERSHIP INTERESTS

3.1	Formation of the Partnership

The Partnership is formed pursuant to the Limited Partnership Act and the Exempted Partnerships Act.

3.2	Capital

The General Partner shall contribute $1 to the capital of the Partnership (the “Initial GP Capital Contribution”) and shall be issued one (1) General Partner Unit in respect thereof which units shall entitle the General Partner to all the rights of a general partner of an exempted limited partnership under Bermuda Law and the Initial Limited Partner shall contribute $99 to the capital of the Partnership (the “Initial LP Capital Contribution”) and shall be issued one (1) Equity Unit in respect thereof which shall entitle the Initial Limited Partner to all the rights of a limited partner of an exempted limited partnership under Bermuda law. No additional capital contributions by the Partners are required, or without the consent of the General Partner, are permitted.

3.3	Interest and Withdrawal

No interest on Capital Contributions shall be paid by the Partnership. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Partnership may be considered as such by Law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

3.4	Issuances of Additional Partnership Interests

3.4.1.	Subject to the terms of any Preferred Units then Outstanding, the Partnership may issue additional Partnership Interests (including new classes of Partnership Interests) and options, rights, warrants and appreciation rights relating to such Partnership Interests or class of Partnership Interests for any Partnership purpose (including in connection with any distribution reinvestment plan) at any time and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners.

3.4.2.	Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 3.4.1 may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner in its sole discretion, including: (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest (including sinking fund provisions); (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by certificates and assigned or transferred; and (vii) the requirement, if any, of each such Partnership Interest to consent to certain partnership matters.

3.4.3.	The General Partner is hereby authorized to take all actions that it determines to be necessary or appropriate in connection with each issuance of Partnership Interests and options, rights, warrants and appreciation rights relating to Partnership Interests pursuant to this Section 3.4, including the admission of additional Limited Partners in connection therewith and any related amendment of this Agreement, and all additional issuances of Partnership Interests and options, rights, warrants and appreciation rights relating to Partnership Interests. The General Partner is authorized to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or options, rights, warrants or appreciation rights relating to Partnership Interests, including compliance with any Laws or guideline of any Governmental Authority or any Securities Exchange on which the Units or other Partnership Interests or options, rights, warrants or appreciation rights relating to Partnership Interests are listed for trading.

3.5	Pre-emptive Rights

Subject to the terms of any Preferred Units then Outstanding, unless otherwise determined by the General Partner, in its sole discretion, no Person shall have any pre-emptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created.

3.6	Splits and Combinations

3.6.1.	Subject to Section 3.6.4, the Partnership may make a distribution of Partnership Interests to all Record Holders pro rata to their Percentage Interests or may effect a subdivision or combination of Partnership Interests so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event.

3.6.2.	Whenever such a distribution, subdivision or combination of Partnership Interests or options, rights, warrants or appreciation rights relating to Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause independent public accountants of international standing selected by it to calculate the number of Partnership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

3.6.3.	Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Interests or options, rights, warrants or appreciation rights relating to Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests or options, rights, warrants or appreciation rights relating to Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Interests Outstanding or outstanding options, rights, warrants or appreciation rights relating to Partnership Interests, the Partnership shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

3.6.4.	The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 3.6.4, each fractional Unit shall be rounded to the nearest whole Unit, with each half Unit being rounded to the next higher Unit.

3.7	Fully Paid and Non-Assessable Nature of Units

All Units issued pursuant to, and in accordance with, the requirements of this Article 3 shall be fully paid and non-assessable Units in the Partnership.

Article 4
ALLOCATIONS AND DISTRIBUTIONS

4.1	Determination of Net Income or Loss

Subject to Section 4.4, the net income or loss of the Partnership for each fiscal year shall be determined by the General Partner in accordance with IFRS-IASB.

4.2	General Allocations

Limited Partners shall share in the net profits and net losses of the Partnership, generally in accordance with their respective Percentage Interests.

4.3	No Right to Withdraw Accounts

No Partner shall have the right to withdraw any of its Capital Contribution or to receive any distribution from the Partnership except as expressly provided in this Agreement and permitted by the Limited Partnership Act.

4.4	Allocations for Tax Purposes

4.4.1.	For United States federal income tax purposes, allocations of items of income, gain, loss, deduction, and credit for each taxable year or other relevant period of the Partnership shall be allocated among the Partners pro rata to their respective Percentage Interests, except to the extent (i) that any such allocations would not have substantial economic effect or are not in accordance with the Partners’ interests in the Partnership (in each case, as determined pursuant to Section 704(b) of the Code) or (ii) otherwise required by applicable Law or by reason of tax elections made by the General Partner on behalf of the Partnership, and, in the case of either clause (i) or (ii), the General Partner shall adjust allocations as necessary so as to comply with the requirements of Sections 704(b) and 704(c) of the Code and the Treasury Regulations promulgated thereunder, relevant provisions of Law, or elections made by the General Partner on behalf of the Partnership (as applicable); provided, however, that any such adjustments shall be made in the sole discretion of the General Partner. In furtherance of the foregoing, and for purposes of the proper administration of the Partnership and in order to preserve the uniformity of the Units, the General Partner, in its sole discretion, may (i) make such changes to the allocations as the General Partner deems necessary to (x) reflect the proposal, amendment or promulgation of Treasury Regulations under Section 704 of the Code or (y) otherwise preserve the uniformity of the Units, and (ii) adopt, employ or otherwise modify such conventions and methods as the General Partner determines to be appropriate for (a) the determination of the identities and tax classification of the Partners, (b) the valuation of Assets and the determination of the tax bases thereof, (c) the allocation of asset values and tax bases, (d) the adoption and maintenance of tax accounting methods and tax elections, and (e) the determination of allocations of items between transferors and transferees of Units, including the adoption of monthly, quarterly or other conventions that are consistent with Section 706 of the Code. The source and character of items of income, gain, loss and deduction allocated to a Partner will be the same source and character as the income or gain earned or the loss or deduction incurred by the Partnership.

4.4.2.	The Income for Canadian Tax Purposes for a given fiscal year of the Partnership will be allocated as follows: (i) each Preferred Unitholder will be allocated an amount of the Income for Canadian Tax Purposes that is equal to the amount of the distributions received by such Preferred Unitholder on the Preferred Units in such fiscal year, and (ii) the remaining amount of the Income for Canadian Tax Purposes for such fiscal year will be allocated to each Partner (other than in respect of Preferred Units) in an amount calculated by multiplying such remaining Income for Canadian Tax Purposes by a fraction, the numerator of which is the sum of the distributions received by such Partner (other than in respect of Preferred Units) with respect to such fiscal year and the denominator of which is the aggregate amount of the distributions made by the Partnership to Partners (other than in respect of Preferred Units) with respect to such fiscal year. Generally, the source and character of items of income so allocated to a Partner with respect to a fiscal year of the Partnership will be the same source and character as the distributions received by such Partner with respect to such fiscal year. If, with respect to a given fiscal year, no distribution is made by the Partnership or the Partnership has a Loss for Canadian Tax Purposes, one quarter of the Income for Canadian Tax Purposes or the Loss for Canadian Tax Purposes, as the case may be, for such fiscal year, will be allocated to the Partners of record (other than in respect of Preferred Units) at the end of each Quarter ending in such fiscal year pro rata to their respective Percentage Interests on each such date. To such end, any Person who was a Partner at any time during such fiscal year but who has disposed of all of such Person’s Units before the last day of that fiscal year may be deemed to be a Partner on the last day of such fiscal year for the purposes of subsection 96(1) of the Income Tax Act. Generally, the source and character of such income or losses so allocated to a Partner at the end of each Quarter will be the same source and character as the income or loss earned or incurred by the Partnership in such Quarter. In furtherance of the foregoing, the General Partner may adjust allocations of items that would otherwise be made pursuant to the terms of this Agreement to the extent necessary to avoid an adverse effect on the Limited Partners.

4.5	Currency Translation

Allocations of amounts other than in U.S. Dollars shall be converted into U.S. Dollars by the General Partner on such date as the General Partner deems appropriate, using rates quoted by appropriate financial institutions of repute or by internationally recognized financial publications or news services to fix the rate of translation.

4.6	Distributions

Subject to this Article 4, the General Partner may in its sole discretion make distributions at any time or from time to time to the Preferred Unitholders in accordance with this Agreement. Subject to the terms of any Preferred Units then Outstanding, the General Partner may in its sole discretion make distributions at any time or from time to time to the Partners in accordance with their Percentage Interests, provided that all such distributions to the Limited Partners shall be paid by the Partnership directly or through the Transfer Agent or through any other Person or agent only to the Record Holders pro rata according to their respective Percentage Interests as of the Record Date set for such distribution. Subject to the terms of any Preferred Units then Outstanding, the payment of distributions in accordance with this Agreement shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise. For the avoidance of doubt, the Partnership may (but is not obligated to) borrow money in order to obtain sufficient cash to make a distribution. The amount of Taxes withheld or paid by the Partnership in respect of a Partnership Interest held by a Partner shall be treated either as a distribution to such Partner or as a general expense of the Partnership, as determined by the General Partner in its sole discretion.

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4.7	Prohibition on Distributions

The General Partner shall not cause the Partnership to make any distribution pursuant to this Article 4:

4.7.1.	unless there is sufficient cash available therefor (including as a result of borrowing);

4.7.2.	which would render the Partnership unable to pay its debts as and when they fall due; or

4.7.3.	which, in the opinion of the General Partner, would or might leave the Partnership with insufficient funds to meet any future or contingent obligations or which would contravene the Limited Partnership Act.

Article 5
MANAGEMENT AND OPERATION OF PARTNERSHIP

5.1	Management

5.1.1.	The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the activities and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the activities and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable Law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 5.2, shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary or appropriate to conduct the activities and affairs of the Partnership, to exercise all powers set forth in Section 2.4 and to effectuate the purposes set forth in Section 2.3.

5.1.2.	In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have any liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions so long as the General Partner has acted pursuant to its authority under this Agreement.

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5.1.3.	Notwithstanding any other provision of this Agreement, the Limited Partnership Act, the Exempted Partnerships Act or any applicable Law, each Person who is a Partner on the date hereof and each other Person who may acquire a Partnership Interest hereby agrees that the execution, delivery or performance by the General Partner or any of its Affiliates of this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at Law, in equity or otherwise.

5.2	Restrictions on General Partner’s Authority

5.2.1.	Except as provided in Article 12, the General Partner may not cause the Partnership to sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets, taken as a whole, in a single transaction or a series of related transactions without the prior approval of the holders of at least 66 2/3% of the voting power of Outstanding Equity Units; provided however that this provision shall not preclude or limit the General Partner’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership (including for the benefit of Persons who are Affiliates of the General Partner) and shall not apply to any forced sale of any or all of the assets of the Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance.

5.2.2.	The General Partner shall not, on behalf of the Partnership, except as permitted under Section 9.6 and Section 11.1, elect or cause the Partnership to elect a successor general partner of the Partnership.

5.3	Reimbursement of Partnership Expenses

5.3.1.	Except as provided in this Section 5.3 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as General Partner of the Partnership.

5.3.2.	The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including amounts paid to any Person to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with conducting the Partnership’s affairs (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 5.3 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 5.6.

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5.4	Outside Activities

The General Partner is authorized to: (i) acquire and hold interests in the Partnership and, subject to the approval of its general partner, interests in any other entity; (ii) engage in any activity related to the capitalization and financing of its interests in the Partnership and such other Persons; (iii) serve as the General Partner and execute and deliver, and perform the functions of a general partner specified in, this Agreement; (iv) engage in any activity permitted or not prohibited by the General Partner Partnership Agreement; and (v) engage in any activity that is incidental to or in furtherance of the foregoing and that is approved by its general partner and that lawfully may be conducted by a limited partnership organized under the Limited Partnership Act and the Exempted Partnerships Act.

5.4.1.	Each Indemnified Party shall have the right to engage in businesses of every type and description and other activities for profit, and to engage in and possess interests in business ventures of any and every type or description, irrespective of whether (i) such activities are similar to those activities of the General Partner or the Partnership, or (ii) such businesses and activities directly compete with, or disfavor or exclude, the Partnership or the General Partner. Such business interests, activities and engagements shall be deemed not to constitute a breach of this Agreement or any duties stated or implied by Law or equity, including fiduciary duties, owed to any of the General Partner or the Partnership (or any of their respective investors) and shall be deemed not to be a breach of the General Partner’s fiduciary duties or any other obligation of any type whatsoever of the General Partner. None of the General Partner or the Partnership or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby or otherwise in any business ventures of an Indemnified Party.

5.4.2.	The General Partner and the Indemnified Parties shall have no obligation hereunder or as a result of any duties stated or implied by Law or equity, including fiduciary duties, to present business or investment opportunities to the Partnership or the Limited Partners.

5.4.3.	The Affiliates of the General Partner shall have no obligation to (i) permit the Partnership to use any facilities or assets of the Affiliates of the General Partner (other than the Assets), except as may be provided in contracts, agreements or of the arrangements entered into from time to time specifically dealing with such use, or (ii) to enter into such contracts, agreements or other arrangements.

5.4.4.	Notwithstanding anything to the contrary in this Section 5.4, nothing in this Section 5.4 shall affect any obligation of an Indemnified Party to present a business or investment opportunity to the Partnership or the General Partner pursuant to a separate written agreement between such Indemnified Party and the Partnership or the General Partner.

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5.5	Disclosure of Interests

5.5.1.	The General Partner, its Affiliates and their respective partners, members, shareholders, directors, officers, employees and shareholders (each hereinafter referred to as an “Interested Party”) may become Limited Partners or beneficially interested in Limited Partners in the Partnership and may hold, dispose of or otherwise deal with Units with the same rights they would have if the General Partner were not party to this Agreement.

5.5.2.	An Interested Party shall not be liable to account either to other Interested Parties or to the Partnership, the Partners or any other Persons for any profits or benefits made or derived by or in connection with any transaction contemplated by Section 5.4.1.

5.5.3.	An Interested Party may sell investments to, purchase Assets from, vest Assets in and contract or enter into any contract, arrangement or transaction with the Partnership or any other Person whose securities are held directly or indirectly by or on behalf of the Partnership, including any contract, arrangement or transaction relating to any financial, banking, investment banking, insurance, secretarial or other services, and may be interested in any such contract, transaction or arrangement and shall not be liable to account either to the Partnership or any other Person in respect of any such contract, transaction, arrangement or interest, or any benefits or profits made or derived therefrom, by virtue only of the relationship between the parties concerned, provided that nothing herein contained shall permit an Interested Party or Limited Partner to enter into any such contract, transaction or arrangement as aforesaid, unless the terms thereof are permitted by or approved in accordance with the provisions of the Governing Instruments of the General Partner.

5.6	Indemnification

5.6.1.	The General Partner and any of its Affiliates, and their respective officers, directors, agents, shareholders, partners, members and employees and any Person that the General Partner designates as an indemnified person (each, an “Indemnified Party”) shall, to the fullest extent permitted by Law, be indemnified on an after Tax basis out of the Assets (and the General Partner shall be entitled to grant indemnities on behalf of the Partnership, and to make payments out of the Assets, to any Indemnified Party in each case in accordance with this Section 5.6) against any and all losses, claims, damages, liabilities, costs and expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts (collectively, “Liabilities”) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Party is or may be involved, or is threatened to be involved, as a party or otherwise, in connection with the investments and activities of the Partnership or by reason of such Person being the General Partner, or an Affiliate of the General Partner, or an officer, director, agent, shareholder, partner, member or employee of the General Partner or an Affiliate of the General Partner, provided that no such Indemnified Party shall be so indemnified, with respect to any matter for which indemnification is sought, to the extent that a court of competent jurisdiction determines pursuant to a final and non-appealable judgment that, in respect of such matter, the Indemnified Party acted in bad faith or engaged in fraud or willful misconduct, or in the case of a criminal matter, action that the Indemnified Party knew to be unlawful. An Indemnified Party shall not be denied indemnification in whole or in part under this Section 5.6 because the Indemnified Party had an interest in the transaction with respect to which indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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5.6.2.	To the fullest extent permitted by Law, amounts incurred in respect of Liabilities incurred by an Indemnified Party in defending any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, shall from time to time be advanced by the Partnership prior to a determination that the Indemnified Party is not entitled to be indemnified, upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall be determined that the Indemnified Party is not entitled to be indemnified as provided by the proviso of Section 5.6.1.

5.6.3.	The indemnification provided by this Section 5.6 shall be in addition to any other rights to which an Indemnified Party may be entitled under any agreement, as a matter of the Law or otherwise, both as to actions in the Indemnified Party’s capacity as an Indemnified Party and as to actions in any other capacity, and shall continue as to any Indemnified Party who has ceased to serve in the capacity in which such Indemnified Party became entitled to indemnification under this Section 5.6, and shall enure to the benefit of such Person’s heirs, successors, assigns and administrators. The indemnification provisions of this Section 5.6 are for the benefit of each Indemnified Party, its heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Person.

5.6.4.	No amendment, modification or repeal of this provision or any other provision of this Agreement shall in any manner terminate, reduce or impair the right of any past, present or future Indemnified Party to be indemnified by the Partnership or the obligations of the Partnership to indemnify any such Indemnified Party under and in accordance with the provisions of this Agreement as in effect immediately prior to such amendment, modification or repeal with respect to any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claim, demand, action, suit or proceeding may arise or be asserted.

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5.6.5.	Notwithstanding anything to the contrary in this Agreement, no Indemnified Party shall be liable to the Partnership, any Partner or any other Person who has acquired an interest in a Partnership Interest for any Liabilities sustained or incurred by such Person as a result of any act or omission of the Indemnified Party, except to the extent there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Liabilities resulted from the Indemnified Party’s bad faith, fraud, wilful misconduct, or in the case of a criminal matter, actions with knowledge that the conduct was unlawful.

5.6.6.	To the extent that an Indemnified Party has any duties to the Partnership or to the Partners, including fiduciary duties, such Indemnified Party acting in connection with the Partnership’s activities or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

5.6.7.	Any amendment, modification or repeal of this Section 5.6 (or that otherwise affects this Section 5.6) that limits its scope shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnified Parties under this Section 5.6 as in effect immediately prior to such amendment, modification or repeal with respect to any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claim, demand, action, suit or proceeding may arise or be asserted, provided that the Indemnified Party became an Indemnified Party hereunder prior to such amendment, modification or repeal.

5.6.8.	The provisions of this Section 5.6 shall survive the dissolution of the Partnership.

5.7	Other Matters Concerning the General Partner

5.7.1.	The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

5.7.2.	The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

5.7.3.	The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any duly authorized officers or any duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

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5.7.4.	To the fullest extent permitted by applicable Law, any standard of care applicable to the General Partner shall be modified, waived or limited as required to permit the General Partner to act in accordance with the terms of this Agreement or any other agreement contemplated hereby and to make any decision pursuant to the authority prescribed in this Agreement or any other agreement contemplated hereby.

5.8	Title to Partnership Assets

Title to Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Assets or any portion thereof. Title to any or all of the Assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such Assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be transferred to the Partnership as soon as reasonably practicable; provided that, prior to the withdrawal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and prior to any such transfer, will provide for the use of such Assets in a manner satisfactory to the Partnership. All Assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Assets is held.

5.9	Purchase or Sale of Units

The General Partner may cause the Partnership to purchase or otherwise acquire Units. As long as Units are held by the Partnership, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Units for its own account, subject to the provisions of Article 9 and Article 10.

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5.10	Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all Assets and to enter into any contracts on behalf of the Partnership, including contracts related to the incurrence or guarantee of indebtedness, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Article 6
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

6.1	Limitation of Liability

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Limited Partnership Act or the Exempted Partnerships Act.

If it were determined that a Limited Partner was participating in the control or management of the Partnership or conducting the affairs of, signing or executing documents for or otherwise binding the Partnership (or purporting to do any of the foregoing) within the meaning of the Limited Partnership Act or the Exempted Partnerships Act, such legislation provides that such Limited Partner would be liable as if it were a general partner of the Partnership in respect of all debts of the Partnership incurred while that Limited Partner was so acting or purporting to act.

6.2	Management of Partnership Affairs

No Limited Partner (other than the General Partner or any officer, director, employee, partner, agent or trustee of the General Partner, in its capacity as such, if such Person shall also be a Limited Partner) shall take part in the management or control of the activities and affairs of the Partnership or have any right or authority to act for or bind the Partnership or to take part or in any way to interfere in the conduct or management of the Partnership or to vote on matters relating to the Partnership, to have access to the books and records of the Partnership other than as required by applicable Law or as set forth in this Agreement. The transaction of any such activities or affairs by the General Partner or any officer, director, employee, partner, agent or trustee of the General Partner, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

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6.3	Outside Activities

Subject to the provisions of Section 5.4, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, any Limited Partner shall be entitled to and may have interests and engage in activities in addition to activities relating to the Partnership, including interests and activities in direct competition with the Partnership. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any ventures of any Limited Partner.

Article 7
BOOKS, RECORDS, ACCOUNTING AND REPORTS

7.1	Books, Records and Accounting

The General Partner shall keep or cause to be kept at the registered office of the Partnership appropriate books and records with respect to the Partnership’s activities and affairs. Any books and records maintained by or on behalf of the Partnership in the regular course of its activities and undertakings, including the record of the Record Holders, books of account and records of Partnership proceedings, may be kept on information storage devices, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with IFRS-IASB. In accordance with Bermuda Law, the records of account and registers will be kept available for inspection by any Limited Partner or its duly authorized representatives during regular business hours at the registered office of the Partnership. Limited Partners shall not have access to any information of the Partnership contained in its books and records which the General Partner is required by legal or contractual restriction to keep confidential or which, in the opinion of the General Partner, acting reasonably, should be kept confidential in the interests of the Partnership or may be kept confidential as provided in this Agreement, and each Limited Partner hereby waives any right to greater access to the books and records of the Partnership than is permitted herein, to the greatest extent permitted by Law.

7.2	Fiscal Year

Subject to Section 13.1.9, the fiscal year of the Partnership (including for all relevant Tax purposes) shall be the calendar year; provided, however, if the Code requires a taxable year of the Partnership other than a calendar year then, for U.S. tax purposes, the fiscal year of the Partnership shall be such taxable year.

7.3	Reports

7.3.1.            Within the period of time required by applicable Law, including any rule of any Securities Exchange, the General Partner shall prepare in accordance with IFRS-IASB and make publicly available as of a date selected by the General Partner in its sole discretion financial statements of the Partnership for such fiscal year of the Partnership audited by a firm of independent public accountants of international standing selected by the General Partner as well as a statement of the accounting policies used in their preparation, such information as may be required by applicable Laws and such information as the General Partner deems appropriate.

7.3.2.            As and within the period of time required by any applicable Law, including any rule of any Securities Exchange, the General Partner shall prepare in accordance with IFRS-IASB and make publicly available quarterly financial statements of the Partnership, which may be unaudited, as may be required by applicable Law, including any Securities Exchange.

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Article 8
TAX MATTERS

8.1	Tax Information

8.1.1.            Following each taxable year of the Partnership, the General Partner shall use commercially reasonable efforts to supply each Person that was a Partner at any time during such taxable year with a Schedule K-1 (or equivalent) within ninety (90) days after the close of such taxable year. The General Partner shall also, where reasonably possible and applicable, prepare and send such Persons such other information required by any non-U.S. Limited Partner for U.S. federal income tax reporting purposes.

8.1.2.            Within ninety (90) days following the end of each fiscal year of the Partnership and within the ninety (90) days after the date of the dissolution of the Partnership, the General Partner shall use commercially reasonable efforts to supply each Person that was a Partner at any time during such fiscal year and who is required to file an income tax return under the Income Tax Act (or, in the case of a Partner that is a partnership, that has one or more partners who is required to file an income tax return under the Income Tax Act) all necessary income tax reporting information with respect to such Partner’s income from the Partnership for such fiscal year.

8.2	Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for U.S. federal and state income tax purposes and, where applicable, Canadian Tax Purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be computed (i) for U.S. federal income tax purposes, on the accrual method of accounting, and (ii) for Canadian Tax Purposes, in accordance with the Income Tax Act.

8.3	Tax Elections

The General Partner shall determine whether to make, to refrain from making or to revoke the election provided for in Section 754 of the Code, and any and all other elections permitted by the Code, the Income Tax Act or any other national, federal, provincial, state or local tax Law, in its sole discretion.

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8.4	Tax Controversies

8.4.1.	The General Partner or its designee is hereby designated as the “partnership representative” of the Partnership or any similar role, as applicable, within the meaning of Section 6223 of the Code, the Treasury Regulations and applicable U.S. state, local or non-U.S. Tax Law and the designated partner for the purposes of the Income Tax Act including subsections 152(1.4) to 152(1.8) thereof (the “Partnership Representative”). The Partnership Representative shall have all of the rights, authority and power and shall be subject to all of the obligations associated therewith to the extent provided in the Code, the Treasury Regulations and applicable U.S. state, local or non-U.S. Tax Law. In all other cases, the Partnership Representative shall represent the Partnership in all Tax matters to the extent allowed by Law.

8.4.2.	Expenses incurred by the Partnership Representative shall be treated as a general expense of the Partnership. Such expenses shall include, without limitation, out-of-pocket costs such as fees of attorneys and other tax professionals, accountants, appraisers and experts, and filing fees.

8.4.3.	Any decisions made by the Partnership Representative, including, without limitation, whether or not to settle or contest any Tax matter, whether or not to extend the period of limitations for the assessment or collection of any Tax, whether any assessment of Tax will be paid by the Partnership or the Partners, and the choice of forum for such contest, shall be made in the Partnership Representative’s sole discretion.

8.4.4.	Each Partner agrees to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably required by the Partnership Representative in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings.

8.5	Withholding

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code, the Income Tax Act or any other national, federal, provincial, state or local Law including pursuant to Chapters 3 and 4 of Subtitle A of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner, the amount withheld shall be treated as a distribution of cash to such Partner or as a general expense of the Partnership pursuant to Section 4.6 in the amount of such withholding.

8.6	Election to be Treated as a Corporation

Notwithstanding anything to the contrary contained herein, if the General Partner determines in its sole discretion that it is no longer in the best interests of the Partnership to continue as a partnership for U.S. federal income tax purposes, the General Partner may elect to treat the Partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

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Article 9
Certificates; Record Holders; Transfers of Partnership INTERESTS

9.1	Certificates

9.1.1.	Upon the Partnership’s issuance of Partnership Interests of all or any classes to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Partnership Interests being so issued. Certificates shall be executed on behalf of the Partnership by the General Partner. No Certificate evidencing the issuance of Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent, provided that if the General Partner elects to issue Partnership Interests (including Units) in global form, the Certificates of such Partnership Interests (including Units) shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests have been duly registered in accordance with the directions of the Partnership.

9.1.2.	Notwithstanding Section 9.1.1, Partnership Interests (including Units) of any class may be traded through an electronic settlement system and held in Uncertificated form in accordance with such arrangements as may from time to time be permitted by any statute, regulation, order, instrument or rule in force affecting the Partnership. Amendments to any provisions of this Agreement which may be necessary or expedient for this purpose may be made by the General Partner in its sole discretion but will not be deemed to vary the rights of any class of Partnership Interests (including Units).

9.1.3.	Certificates may bear any legends required by applicable Law or otherwise determined to be appropriate by the General Partner.

9.2	Mutilated, Destroyed, Lost or Stolen Certificates

9.2.1.	If any mutilated Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Partnership Interests as the Certificate so surrendered.

9.2.2.	The General Partner on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

9.2.2.1	makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

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9.2.2.2	requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

9.2.2.3	if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may reasonably direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

9.2.2.4	satisfies any other reasonable requirements imposed by the General Partner.

9.2.3.	If a Record Holder fails to notify the Partnership within a reasonable time after the holder has notice of the loss, destruction or theft of a Certificate, and a transfer of the Partnership Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Record Holder shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

9.2.4.	As a condition to the issuance of any new Certificate under this Section 9.2, the General Partner may require the payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

9.3	Record Holder

In accordance with Section 9.5.2, the Partnership shall be entitled to recognize the Record Holder as the Limited Partner with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by applicable Law. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Person on the other hand, such representative Person shall be the Record Holder of such Partnership Interest. A Person may become a Record Holder without the consent or approval of any Partner.

9.4	Transfer Generally

9.4.1.	The term “transfer”, when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Unit to another Person or (ii) by which the holder of a Unit assigns such Unit to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by Law or otherwise.

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9.4.2.	No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 9. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 9 shall be null and void.

9.4.3.	Nothing contained in this Agreement shall be construed to prevent the parent entity of the General Partner from disposing of all of the issued and outstanding capital stock of the General Partner.

9.5	Registration and Transfer of Units

9.5.1.	The General Partner shall cause to be kept at its registered office in Bermuda on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 9.5.2, the General Partner will provide for the registration and transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless such transfers are effected in the manner described in this Section 9.5. Upon surrender for registration of transfer of any Units evidenced by a Certificate, and subject to the provisions of Section 9.5.2, the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

9.5.2.	Except as otherwise provided in Article 10, the Partnership shall not recognize any transfer of Units until the Certificates evidencing such Units are surrendered for registration of the transfer.

9.5.3.	Subject to (i) the foregoing provisions of this Section 9.5; (ii) Section 9.3; (iii) Section 9.7; (iv) with respect to any class or series of Units, the provisions of any statement of designations or amendment to this Agreement establishing such class or series; (v) any contractual provisions binding on any Limited Partner; and (vi) provisions of applicable Law including the Limited Partnership Act and the Exempted Partnerships Act, Units shall be freely transferable.

9.5.4.	The General Partner shall have power to implement such arrangements as it may, in its sole discretion, determine fit in order for any class of Units to be admitted to settlement by means of any clearing system.

9.5.5.	The General Partner may, in its sole discretion and without giving a reason, refuse to register a transfer of any Unit in Certificated form or Uncertificated form (subject to Section 9.5.6) which is not fully paid or on which the Partnership has a lien.

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9.5.6.	The General Partner may only decline to register a transfer of an Uncertificated Unit in the circumstances set out in this Agreement, the listing rules made by any Securities Exchange and the regulations of any clearing system implemented pursuant to Section 9.5.4, or as otherwise required by applicable Law.

9.6	Transfer of General Partner Units

9.6.1.	The General Partner may transfer its General Partner Units (including upon its merger, consolidation or other combination into any other Person or the transfer by it of all or substantially all of its assets to another Person) if, but only if, (i) the transferee agrees to assume and be bound by the rights and duties of the General Partner, (ii) the transferee agrees to assume and be bound by the provisions of this Agreement and (iii) the Partnership receives an Opinion of Counsel that such transfer (or merger, consolidation or combination) would not result in the loss of limited liability of any Limited Partner, cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for tax purposes (to the extent not previously treated as such) or cause the Partnership to become an “investment company” under the U.S. Investment Company Act of 1940, as amended, or similar legislation in other jurisdictions; provided, however, that no such opinion shall be required in connection with an election described in Section 8.6 made by the General Partner or in connection with a transfer following such an election.

9.6.2.	In the case of a transfer pursuant to this Section 9.6, the transferee or successor (as the case may be) shall be admitted to the Partnership as the General Partner immediately after the transfer of the General Partner Unit, and the Partnership shall continue without dissolution.

9.6.3.	The Parties agree that no transfer under this Section 9.6 will occur without the notification to and approval of the relevant Bermuda regulatory authorities in accordance with Bermuda law.

9.7	Restrictions on Transfers

Notwithstanding the other provisions of this Article 9, no transfer of any Partnership Interest shall be made if such transfer would (i) violate the then applicable securities Laws or rules and regulations of any securities commission of any jurisdiction or any other Governmental Authorities with jurisdiction over such transfer, (ii) result in the taxation of the Partnership as an association taxable as a corporation or otherwise subject the Partnership to entity-level taxation for tax purposes (in either case, for U.S. tax purposes, to the extent not otherwise elected by the General Partner pursuant to Section 8.6 to be treated as such) or (iii) affect the Partnership’s existence or qualification as an exempted limited partnership under the Limited Partnership Act or Exempted Partnerships Act.

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Article 10
ADMISSION OF additional or successor PARTNERS

10.1	Admission of Additional Limited Partners

10.1.1.	By acceptance of the transfer of any Units or the issuance of any Units in accordance with this Agreement, each Person to whom a Unit is transferred or issued (including any nominee holder or an agent or representative acquiring such Units for the account of another Person) shall:

10.1.1.1	be admitted to the Partnership as a Limited Partner with respect to the Units so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Partnership, with or without execution of this Agreement;

10.1.1.2	become bound by, and shall be deemed to have agreed to be bound by, the terms of this Agreement;

10.1.1.3	shall become the Record Holder of the Units so transferred or issued;

10.1.1.4	represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement;

10.1.1.5	be deemed to grant the powers of attorney set forth in this Agreement;

10.1.1.6	be deemed to make the consents and waivers contained in this Agreement, including with respect to the approval of the transactions and agreements entered into in connection with the formation of the Partnership; and

10.1.1.7	be deemed to ratify and confirm all contracts, agreements, assignments and instruments entered into on behalf of the Partnership, in accordance with this Agreement, including the granting of any charge or security interest over the Assets and the assumption of any indebtedness in connection with the affairs of the Partnership.

10.1.2.	The transfer of any Unit and/or the admission of any new Limited Partner to the Partnership will not constitute any amendment to this Agreement. A Person may become a Record Holder without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Unit.

10.1.3.	Any transfer of a Unit shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner and a party to this Agreement pursuant to this Article 10.

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10.2	Admission of Successor General Partner

A successor general partner approved pursuant to Section 11.1 or the transferee of or successor to the General Partner’s General Partner Units pursuant to Section 9.6 shall be admitted to the Partnership as the general partner, subject to the requirements of the Limited Partnership Act and the Exempted Partnerships Act, effective immediately prior to the withdrawal of the General Partner pursuant to Section 11.1 or immediately after the transfer of the General Partner’s General Partner Units pursuant to Section 9.6. Any such successor shall conduct the activities and affairs of the Partnership without the Partnership being dissolved. In each case, the admission shall be subject to the successor general partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, conduct the activities and affairs of the Partnership without the Partnership being dissolved and shall be deemed to ratify and confirm all contracts, agreements, assignments and instruments entered into on behalf of the Partnership, in accordance with this Agreement, including the granting of any charge or security interest over the Assets and the assumption of any indebtedness in connection with the affairs of the Partnership.

Article 11
WITHDRAWAL OF PARTNERS

11.1	Withdrawal of the General Partner

11.1.1.	The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

11.1.1.1	the General Partner voluntarily withdraws from the Partnership by giving 30 days’ advance written notice to the other Partners;

11.1.1.2	the General Partner transfers all of its rights as General Partner pursuant to Section 9.6;

11.1.1.3	the General Partner (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (iv) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in Sections (i)-(iii) of this Section 11.1.1.3; or (v) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

11.1.1.4	a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency Laws as now or hereafter in effect; or

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11.1.1.5	a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the Laws of its jurisdiction of incorporation or organization.

11.1.2.	If an Event of Withdrawal specified in Sections 11.1.1.3, 11.1.1.4 or 11.1.1.5 occurs or is expected, the withdrawing General Partner shall give notice as soon as reasonably practicable to the Limited Partners. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

11.1.3.	Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the General Partner ceases to be a general partner pursuant to Section 11.1.1.2.

11.1.4.	If the General Partner gives a notice of withdrawal pursuant to Sections 11.1.1.1 or 11.1.2, holders of at least a majority of the voting power of the Outstanding Equity Units may, prior to the effective date of such withdrawal, elect a successor general partner. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the holders of Equity Units as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel in accordance with Section 9.6.1, the Partnership shall be dissolved in accordance with Article 12. Any such successor general partner shall be subject to the provisions of Section 10.2.

11.2	Interest of Departing General Partner and Successor General Partner

11.2.1.	In the event of withdrawal of the General Partner under circumstances described in Section 11.1.3, the Departing General Partner shall, at its option exercisable prior to the effective date of the departure of such Departing General Partner, promptly receive from its successor in exchange for its General Partner Unit an amount in cash equal to the fair market value of the General Partner Unit, such amount to be determined and payable as of the effective date of its departure. If the General Partner withdraws under circumstances other than as described in Section 11.1.3, its successor shall have the option described in the immediately preceding sentence, and the Departing General Partner shall not have such option.

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11.2.2.	For purposes of this Section 11.2.2, the fair market value of the Departing General Partner’s General Partner Units shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which shall determine the fair market value of the General Partner Units. In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of Equity Units on any Securities Exchange on which Equity Units are then listed, the value of the Assets, the rights and obligations of the General Partner and other factors it may deem relevant.

11.2.3.	If the General Partner Units are not acquired in the manner set forth in Section 11.2.1, the Departing General Partner shall become a Limited Partner and its General Partner Units shall be converted into Equity Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.2.2, without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of the Departing General Partner’s successor).

11.3	Withdrawal of Limited Partners

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred.

Article 12
Termination of the Partnership

12.1	General

Subject to the provisions of this Article 12, the Partnership shall terminate on the earlier to occur of:

12.1.1.	the date on which all Assets have been disposed of or otherwise realized by the Partnership and the proceeds of such disposals or realizations have been distributed to the Partners;

12.1.2.	the service of notice by the General Partner that in the opinion of the General Partner the coming into force of any Law or binding authority renders illegal or impracticable the continuation of the Partnership; or

12.1.3.	the election of the General Partner, if the Partnership, as determined by the General Partner, is required to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended, or similar legislation in other jurisdictions.

12.2	Dissolution

12.2.1.	Subject to Section 12.2.2, the Partnership shall be dissolved on the following:

12.2.1.1	the date that the General Partner withdraws from the Partnership without the appointment of a successor pursuant to Section 11.1; or

12.2.1.2	the date on which any court of competent jurisdiction enters a decree of judicial dissolution of the Partnership or an order to wind up or liquidate the General Partner without the appointment of a successor pursuant to Section 11.1.

12.2.2.	The Partnership shall be reconstituted and continue without dissolution if, within 30 days of the date of dissolution (and provided that a notice of dissolution with respect to the Partnership has not been provided to the Bermuda Monetary Authority) under this Section 12.2, a successor General Partner appointed pursuant to this Agreement executes a transfer deed pursuant to which the new general partner assumes the rights and undertakes the obligations of the original general partner, but only if the Partnership receives an Opinion of Counsel that the admission of the new general partner will not result in the loss of limited liability of any Limited Partner.

12.3	Liquidation

Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2.2, the General Partner shall act, or cause one or more Persons to act, as the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the General Partner. If the General Partner is acting as the Liquidator, it shall not be entitled to receive any additional compensation for acting in such capacity. The Liquidator shall agree not to resign at any time without 15 days’ prior notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by the General Partner. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the General Partner. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Section 12.3, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall proceed to dispose of the Assets, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to applicable Laws and the following:

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12.3.1.	the Assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidators and such Partners or Partners may agree; if any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.3.3 to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners; the Liquidator may distribute the Assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners; the Liquidator may defer liquidation of the Assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Assets would be impractical or would cause undue loss to the Partners;

12.3.2.	liabilities of the Partnership, including amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Section 4.6, shall be discharged; with respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment; when paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds; and

12.3.3.	all property and all cash in excess of that required to discharge liabilities of the Partnership pursuant to Section 12.3.2 shall be distributed to the Preferred Unitholders in priority to the other Partners, up to the amount of the liquidation entitlement of the Preferred Units, and any remaining amount available for distribution will be distributed to the Partners in accordance with their Percentage Interests, in each case as of the date chosen by the Liquidator. In the event that the property and cash to be distributed to the Preferred Unitholders on the liquidation of the Partnership is not sufficient to pay the full amount of the liquidation entitlement of the Preferred Units for each Preferred Unit then Outstanding, the amount available for distribution shall be paid to the Preferred Unitholders pro rata in proportion to their respective relative percentage of Preferred Units held (determined by reference to the aggregate value of the issue price of the Preferred Units held by each Preferred Unitholder relative to the aggregate value of the issue price of all Preferred Units then Outstanding). Such distributions shall be made by the end of the taxable year in which the liquidation of the Partnership occurs (or, if later, within 90 days after the date of such liquidation).

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12.4	Distributions in Kind

Notwithstanding the provisions of Section 12.3, which require the liquidation of the Assets, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any Assets except those necessary to satisfy liabilities of the Partnership (including those to Partners as creditors) and/or distribute to the Partners or to specific classes of Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.3, undivided interests in such Assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

12.5	Cancellation of Certificate of Limited Partnership

Upon the completion of the distribution of Partnership cash and property as provided in Sections 12.3 and 12.4, the Partnership shall be terminated and the Certificate of Limited Partnership and Certificate of Exempted Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than Bermuda shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

12.6	Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the activities and affairs of the Partnership and the liquidation of its Assets pursuant to Section 12.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

12.7	Return of Capital

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Assets.

12.8	Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

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Article 13
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

13.1	Amendment to be Adopted Solely by General Partner

Subject to compliance with the requirements of the Limited Partnership Act and the Exempted Partnerships Act, each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners), without the approval of any Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

13.1.1.	a change in the name of the Partnership, the location of the Partnership’s registered office or the Partnership’s registered agent;

13.1.2.	the admission, substitution or withdrawal of Partners in accordance with this Agreement;

13.1.3.	a change that the General Partner determines is reasonable and necessary or appropriate for the Partnership to qualify or to continue its qualification as an exempted limited partnership under the Laws of Bermuda or a partnership in which the limited partners have limited liability under the Laws of any jurisdiction, or is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for tax purposes;

13.1.4.	an amendment that the General Partner determines to be necessary or appropriate to address changes in tax regulations, legislation or interpretation;

13.1.5.	an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, or similar legislation in other jurisdictions;

13.1.6.	subject to the terms of any Preferred Units then Outstanding, an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Interests or options, rights, warrants or appreciation rights relating to Partnership Interests pursuant to Section 3.4;

13.1.7.	any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

13.1.8.	any amendment that the General Partner determines in its sole discretion is necessary or appropriate to reflect and account for the formation by the Partnership of, or its investment in, any Person, as otherwise permitted by this Agreement;

13.1.9.	a change in the Partnership’s fiscal year and related changes; or

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13.1.10.	any other amendments substantially similar to any of the matters described in Sections 13.1.1 through 13.1.9.

In addition, the General Partner may make amendments to this Agreement without the approval of any Limited Partner if those amendments, in the discretion of the General Partner:

13.1.11.	do not adversely affect the Limited Partners considered as a whole (including any particular class of Partnership Interest as compared to other classes of Partnership Interests) in any material respect;

13.1.12.	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion or binding directive, order, ruling or regulation of any Governmental Authority;

13.1.13.	are necessary or appropriate to facilitate the trading of Units or to comply with any rule, regulation, guideline or requirement of any Securities Exchange on which any Units or any other Partnership Interests are or will be listed for trading;

13.1.14.	are necessary or appropriate for any action taken by the General Partner relating to splits or combinations of Units or Partnership Interests made in accordance with the provisions of this Agreement; or

13.1.15.	are required to effect the intent of the provisions of this Agreement or are otherwise contemplated by this Agreement.

13.2	Amendment Procedures

Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following procedures:

13.2.1.	amendments to this Agreement may only be proposed by or with the consent of the General Partner, provided that the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to propose or consent to an amendment to the fullest extent permitted by Law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Limited Partnership Act or the Exempted Partnerships Act or any other Law or at equity; and

13.2.2.	subject to the terms of any Preferred Units then Outstanding, a proposed amendment shall be effective upon its approval by the General Partner and, where required under this Agreement or by the Limited Partnership Act, on the consent, vote or approval of the amendment by the holders of a majority of the voting power of the Outstanding Equity Units.

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13.3	Amendment Requirements

13.3.1.	Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of the voting power of the Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of the voting power of Outstanding Units whose aggregate Outstanding Units constitute voting power not less than the voting requirement sought to be reduced.

13.3.2.	Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent except if the same occurs as a result of any amendment approved pursuant to Section 13.3.3, or (ii) enlarge the obligations, restrict in any way any action by or rights of or reduce in any way the amounts distributable, reimbursable or otherwise payable by the Partnership to the General Partner or any of its Affiliates without the consent of the General Partner, which may be given or withheld in its sole discretion.

13.3.3.	Except as otherwise provided, and without limitation of the General Partner’s authority to adopt amendments to this Agreement as contemplated in Section 13.1, the General Partner may amend this Agreement without the approval of holders of Outstanding Equity Units, except that any amendment that would have a material adverse effect on the rights or preferences of any class of Outstanding Units in relation to other classes of Partnership Interests must be consented to or approved by the holders of at least a majority of the Outstanding Partnership Interests of the class affected.

13.3.4.	Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1, no amendments shall become effective without the approval of at least 90% of the voting power of the Outstanding Equity Units unless the Partnership obtains an Opinion of Counsel to the effect that (i) such amendment will not cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for tax purposes (provided that for U.S. tax purposes the General Partner has not made the election contemplated by Section 8.6) and (ii) such amendment will not affect the limited liability of any Limited Partner under applicable Law.

13.3.5.	This Section 13.3 shall only be amended with the approval of not less than 90% of the Outstanding Equity Units, and, in the case of Section 13.3.2(ii), with the consent of the General Partner, which may be given or withheld in its sole discretion.

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13.4	Meetings

All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article 13. Meetings of the Limited Partners may only be called by the General Partner. A meeting shall be held at a time and place (outside of Canada) determined by the General Partner on a date not less than 10 days and not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the activities and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Limited Partnership Act or the Law of any other jurisdiction in which the Partnership is qualified to conduct activities and affairs.

13.5	Notice of Meeting

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Partnership Interests in writing by mail or other means of written communication in accordance with Section 14.2 and shall include details of any proposal or other matter required by any provision of this Agreement or Law to be submitted for the consideration and approval of the Limited Partners. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication. In addition, notices of special meetings pursuant to Section 13.4 shall be delivered, announced and/or published to the extent required for the Partnership to comply with applicable Law, including any rules of any Securities Exchange.

13.6	Record Date

For purposes of determining the Limited Partners entitled to notice of and participation in or to vote at a meeting of the Limited Partners or to provide consents or give approvals to any action by the Partnership as provided in Section 13.11 without a meeting as provided in Section 13.10, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any applicable Law or rule, regulation, guideline or requirement of any Securities Exchange, in which case the more stringent requirement shall govern) or (b) in the event that consents or approvals to any action by the Partnership are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to provide such consents or approvals.

13.7	Adjournment

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting and/or the new Record Date, as applicable, shall be given in accordance with this Article 13.

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13.8	Quorum

Subject to the terms of any Preferred Units then Outstanding, twenty percent of the Outstanding Units of the class or classes for which a meeting has been called (including Units held by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by Limited Partners holding a greater percentage of the voting power of such Units, in which case the quorum shall be such greater percentage. Subject to the terms of any Preferred Units then Outstanding, at any meeting of the Limited Partners, or any class or series thereof, duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners or any class or series thereof, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner). In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of Limited Partners holding at least a majority of the voting power of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

13.9	Conduct of Meeting

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of consents or approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including a Partner or a director or officer of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of consents or approvals in writing.

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13.10	Action Without a Meeting

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners of a certain class or classes may be taken without a meeting if (i) written consent to such action is solicited by or on behalf of the General Partner, and (ii) an approval in writing setting forth the action to be taken is signed by the applicable Limited Partners owning not less than the minimum percentage of the applicable Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the applicable Limited Partners were present and voted. Prompt notice of the taking of action by written consent or without a meeting shall be given to the applicable Limited Partners who have not approved in writing. The General Partner may specify that any written ballot from Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the applicable Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the applicable Units that were not voted.

13.11	Voting and Other Rights

13.11.1.	Only those holders of Units of the class or series for which a meeting has been called who are Record Holders on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Partners or to act with respect to matters as to which the holders of the applicable Outstanding Units have the right to vote or to act. Notwithstanding the definition of “Limited Partner,” all references in this Agreement to votes, consents or approvals of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes, consents, approvals or acts of the Record Holders of such Outstanding Units.

13.11.2.	Each Outstanding Unit shall entitle the holder thereof to one vote for the purposes of any approval at a meeting of Limited Partners or by written consent.

13.11.3.	With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting or consent rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.11.3 (as well as all other provisions of this Agreement) are subject to the provisions of Section 9.3.

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Article 14
GENERAL PROVISIONS

14.1	Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

14.2	Notices

14.2.1.	To the Partnership and General Partner

14.2.1.1	Any notice, payment demand, request, report or other document required or permitted to be given or made under this Agreement (“Notice”) by a Limited Partner to the Partnership or General Partner shall be given or sent by fax or letter post or by other means of written communication to the address of the General Partner specified below, or at such other address as the General Partner may notify to the Record Holders, in compliance with applicable Laws, including any rules of any Securities Exchange:

Brookfield Property L.P.
73 Front Street
Hamilton HM 12
Bermuda

Attention:            Secretary

Telecopier number: 441-296-4475

14.2.2.	To the Limited Partners

14.2.2.1	Any Notice by the General Partner or Partnership to a Limited Partner shall, unless otherwise required by applicable Laws, including any rules of any Securities Exchange, be deemed given or made to the Limited Partner when delivered in person or when sent to the relevant Record Holder by fax, letter post or by other means of written communication at the address described in Section 14.2.2.2 or when provided as set forth in Section 14.2.2.3.

14.2.2.2	Any Notice to be given or made to a Limited Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give any Notice shall, unless otherwise required by applicable Laws, including any rules of any Securities Exchange, be deemed conclusively to have been fully satisfied, upon sending of such Notice to the Record Holder of the Partnership Interests, at such Person’s address as shown on the records of the Transfer Agent, or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any transfer or otherwise. An affidavit or certificate of making of any Notice in Section 14.2 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such Notice. If any Notice addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by letter post marked to indicate that the relevant postal service is unable to deliver it, such Notice and any subsequent Notices shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Limited Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such Notice to the other Limited Partners.

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14.2.2.3	Any Notice to be given or made to a Limited Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give any Notice shall, unless otherwise required by applicable Laws, including any rules of any Securities Exchange, be deemed conclusively to have been fully satisfied, upon issuing a press release complying with applicable Laws, including any rules of any Securities Exchange, if deemed by the General Partner in its sole discretion to be a reasonable or appropriate means of providing such Notice.

14.3	Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

14.4	Counterparts

This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

GENERAL PARTNER: BROOKFIELD PROPERTY L.P., by its managing general partner, BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

B:	/s/ James Bodi
Name: James Bodi Title: Vice President
INITIAL LIMITED PARTNER: Brookfield BPY Holdings Inc.

B:	/s/ Allen Yi
Name: Allen Yi Title: Assistant Secretary

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

GENERAL PARTNER: BROOKFIELD PROPERTY L.P., by its managing general partner, BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

By:	/s/ James Bodi
Name: James Bodi Title: Vice President